UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2020

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564
(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code   (585) 678-7100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	STZ	New York Stock Exchange
Class B Common Stock	STZ.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
(a) The Annual Meeting of Stockholders (the “Annual Meeting”) of Constellation Brands, Inc. was held on July 21, 2020.

(b) At the Annual Meeting, the stockholders of the Company elected Christy Clark, Jennifer M. Daniels, Jerry Fowden, Ernesto M. Hernandez, Susan Somersille Johnson, James A. Locke III, Jose Manuel Madero Garza, Daniel J. McCarthy, William A. Newlands, Richard Sands, Robert Sands, and Judy A. Schmeling as directors of the Company to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. The other matters considered at the Annual Meeting were a proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2021; and a proposal to approve, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement dated May 29, 2020 and filed with the Securities and Exchange Commission on June 5, 2020 (the “Proxy Statement”). The final results of voting on each of the matters submitted to a vote of stockholders are as follows:

1. Election of Directors.

At the Annual Meeting, the holders of the Class A Common Stock (the “Class A Stock”), voting as a separate class, elected the Company’s slate of director nominees designated to be elected by the holders of the Class A Stock, and the holders of the Class A Stock and the holders of the Company’s Class B Common Stock (the “Class B Stock”), voting together as a single class with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share, elected the Company’s slate of director nominees designated to be elected by the holders of the Class A Stock and the Class B Stock. The twelve directors described above were elected by a plurality of the votes cast, as set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Directors Elected by the Holders of Class A Stock (voting as a separate class)
Jerry Fowden	78,962,004	58,800,692	17,022,381
Ernesto M. Hernandez	136,090,099	1,672,597	17,022,381
Susan Somersille Johnson	136,053,001	1,709,695	17,022,381
Directors Elected by the Holders of Class A Stock and Class B Stock (voting together as a single class)
Christy Clark	365,523,268	1,165,538	20,310,461
Jennifer M. Daniels	362,135,822	4,552,984	20,310,461
James A. Locke III	291,552,069	75,136,737	20,310,461
Jose Manuel Madero Garza	365,675,525	1,013,281	20,310,461
Daniel J. McCarthy	362,006,172	4,682,634	20,310,461
William A. Newlands	363,412,042	3,276,764	20,310,461
Richard Sands	357,768,428	8,920,378	20,310,461
Robert Sands	356,292,452	10,396,354	20,310,461
Judy A. Schmeling	306,075,960	60,612,846	20,310,461

2. Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2021.

At the Annual Meeting, the holders of Class A Stock and the holders of Class B Stock, voting together as a single class with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share, ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2021, as set forth below:

Votes For:	384,599,381
Votes Against:	2,195,907
Abstentions:	203,979
Broker Non-Votes:	—

3. Proposal to approve, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

At the Annual Meeting, the holders of Class A Stock and the holders of Class B Stock, voting together as a single class with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share, approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement, as set forth below:

Votes For:	357,554,316
Votes Against:	8,770,326
Abstentions:	364,164
Broker Non-Votes:	20,310,461

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2020	CONSTELLATION BRANDS, INC.

	By:	/s/ Garth Hankinson
Garth Hankinson
Executive Vice President and Chief Financial Officer